Exhibit 99(q)(6)

                                   ADDENDUM TO

                   CODE OF ETHICS OF LIPPER & COMPANY, L.L.C.

     Reference is made to the Code of Ethics dated September 7, 2000 (the "Code") of Lipper & Company, L.L.C. (the "Adviser"). This Addendum revises the Code as follows:

     1. The Lipper Merger Fund (the "Fund") has been added as a series to The Lipper Funds, Inc., and the Adviser will serve as investment adviser to the Fund. Accordingly, Appendix 1 to the Code shall be modified to include the following as Portfolio Managers:

               Edward Strafaci (Lipper Merger Fund)
               Michael Visovsky (Lipper Merger Fund)
               Gregory Loprete (Lipper Merger Fund)
               Howard Horowitz (Lipper Merger Fund)



                                        LIPPER & COMPANY, L.L.C.


                                        By:
                                           ------------------------------------
                                           Name:  Abraham Biderman
                                           Title: Executive Vice President

Dated: June 20, 2001